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               AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13D
               ------------------------------------------------


     The undersigned agree that the Amendment to the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each pursuant to Rule 13d-1(f)(iii). This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute an instrument.

Dated:  January 28, 1997


                                        By:  /s/  George D. Johnson, Jr.
                                             -----------------------------------
                                                  George D. Johnson, Jr.



                                        GDJ, JR. INVESTMENTS LIMITED PARTNERSHIP

                                        By:  GDJ, Jr. Investments Corporation,
                                             its general partner
                                             By:   /s/  George D. Johnson, Jr.
                                                   -----------------------------
                                             Its:  Vice President
                                                   -----------------------------